                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                          Quaker Fabric Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    5) Total fee paid:


--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:


--------------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:


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    3) Filing Party:


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    4) Date Filed:


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



                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 2005

                              -------------------


To: The Stockholders of QUAKER FABRIC CORPORATION

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of QUAKER FABRIC CORPORATION (the 'Company') will be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720, on May 26, 2005 at 11:00 a.m. for the following purposes:

        1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified; and

        2. To transact such other business as may properly be brought before the meeting and all adjournments thereof.

    The Board of Directors has fixed the close of business on April 12, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

Fall River, Massachusetts
April 26, 2005

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 26, 2005

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quaker Fabric Corporation (the 'Company' or 'Quaker') for the Annual Meeting of Stockholders to be held on May 26, 2005 at 11:00 a.m., local time, at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about April 26, 2005. A copy of the Company's Annual Report for the fiscal year ended
January 1, 2005 ('Fiscal 2004') is being sent to stockholders together with this Proxy Statement.

    The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or e-mail by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

    A stockholder who executes the accompanying form of proxy may revoke it
(i) by written notice of revocation or a later dated proxy sent to the Company at 941 Grinnell Street, Fall River, Massachusetts 02721, Attn: Cynthia L. Gordan, Vice President, Secretary and General Counsel, and received by the Company prior to the vote, or (ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

                         VOTING SECURITIES OUTSTANDING

    Only stockholders of record at the close of business on April 12, 2005 will be entitled to vote at the Annual Meeting of Stockholders. As of the close of business on April 12, 2005, the Company had outstanding 16,826,218 shares of Common Stock, par value $0.01 per share (the 'Common Stock'), which are the only outstanding voting securities of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table describes, as of March 16, 2005, shares of the Company's Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock (and the respective addresses of such beneficial owners), (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group, based on information furnished by the respective entities and individuals.

                            NAME                               SHARES     PERCENT
                            ----                               ------     -------
Larry A. Liebenow(1)(2).....................................  3,342,094    18.1%
Duncan Whitehead(1)(3)......................................  2,948,494    16.0%
Nortex Holdings, Inc.(4)....................................  2,824,094    15.3%
NWQ Investment Management Company, LLC(5)...................  2,275,880    12.3%
Dimensional Fund Advisors, Inc.(6)..........................  1,316,104     7.1%
Aegis Financial Corporation(7)..............................  1,187,914     7.1%
Wells Fargo & Company(8)....................................  1,099,974     6.0%
Towle & Co.(9)..............................................  1,056,327     5.7%
Sangwoo Ahn(10).............................................    574,081     3.1%
M. Beatrice Spires(1)(11)...................................    171,500     *
Jerry I. Porras(12).........................................    121,200     *
Thomas Muzekari(1)(13)......................................    122,000     *
Mark Hellwig(1)(14).........................................    126,810     *
Eriberto R. Scocimara(15)...................................     77,500     *
All executive officers and directors as a group
  (12 persons)..............................................  5,220,034    28.3%

---------

   * Less than 1%

 (1) The address for the named individual is c/o Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721.

 (2) Consists of (i) 95,000 shares of Common Stock owned directly by Mr. Liebenow, (ii) 423,000 shares of Common Stock which Mr. Liebenow will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Mr. Liebenow through Nortex Holdings, Inc. ('Nortex Holdings.') Mr. Liebenow owns 80.11% of the outstanding shares of Nortex Holdings and is also the President and a director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (3) Consists of (i) 9,800 shares of Common Stock owned directly by Mr. Whitehead, (ii) 114,000 shares of Common Stock which Mr. Whitehead will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan, (iii) 600 shares of Common Stock held by
     Mr. Whitehead's children, and (iv) the shares of Common Stock beneficially owned by Mr. Whitehead through Nortex Holdings. Mr. Whitehead owns 19.89% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (4) Consists solely of shares of Common Stock owned directly by Nortex Holdings. The address of Nortex Holdings is 941 Grinnell Street, Fall River, Massachusetts 02721.

 (5) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. The address for NWQ Investment Management Company, LLC is 2049 Century Park East, 4th Floor, Los Angeles, California 90067.

 (6) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Ave., 11th Floor, Santa Monica, California 90401.

 (7) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The address for Aegis Financial Corporation is 1100 North Glebe Road, Suite 1040, Arlington, Virginia 22201.

 (8) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on January 21, 2005 on behalf of its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Bank Minnesota, National Association. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) Based solely upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on March 9, 2005. The address for Towle & Co. is 12855 Flushing Meadow Drive, St. Louis, Missouri 63131.

(10) Includes (i) 306,281 shares of Common Stock owned directly by Mr. Ahn,
     (ii) 77,500 shares of Common Stock which Mr. Ahn has the right to acquire within the next 60 days under stock option agreements between Mr. Ahn and the Company, (iii) 23,000 shares of Common Stock held by his children,
     (iv) 157,300 shares of Common Stock held by his spouse, and (v) 10,000 shares of Common Stock held by the Ahn Family Foundation. Mr. Ahn disclaims beneficial ownership of the shares owned by his children, his spouse, and the Ahn Family Foundation. The address for Mr. Ahn is c/o Morgan Lewis Githens & Ahn, Two Greenwich Plaza, Greenwich, Connecticut 06830.

(11) Consists of (i) 30,500 shares of Common Stock which Ms. Spires has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (ii) 141,000 shares of Common Stock which she has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan.

(12) Consists of (i) 43,700 shares of Common Stock held in a family trust for which Dr. Porras acts as a trustee and (ii) 77,500 shares of Common Stock which Dr. Porras has the right to acquire within the next 60 days upon the exercise of options granted under stock option agreements between Dr. Porras and the Company. The address for Dr. Porras is c/o Stanford University Graduate School of Business, Stanford, California 94305.

(13) Consists of, (i) 22,500 shares of Common Stock which Mr. Muzekari has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (ii) 99,500 shares of Common Stock which he has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan.

(14) Consists of (i) 10,810 shares of Common Stock owned directly by Mr. Hellwig and (ii) 116,000 shares of Common Stock which Mr. Hellwig has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan.

(15) Consists solely of shares of Common Stock which Mr. Scocimara has the right to acquire within the next 60 days pursuant to stock option agreements between Mr. Scocimara and the Company. The address for Mr. Scocimara is c/o Hungarian-American Enterprise Fund, 1 East Putnam Avenue, Greenwich, Connecticut 06830.

                              -------------------

    Except as noted in the footnotes, the Company believes the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire such shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ('SEC'). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during Fiscal 2004 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

                               VOTING OF PROXIES

    Each stockholder is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on April 12, 2005. Stockholders do not have cumulative voting rights in the election of directors. On all matters submitted to the vote of the stockholders as described herein, a plurality (as to the election of the directors) and a simple majority (as to other matters) of the votes cast at the Annual Meeting will be determinative. All proxies in the form enclosed received by management, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for election of the nominees listed under the next heading as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified, and (ii) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any of the persons nominated as director cannot be a candidate at the Annual Meeting, all such proxies received will be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote, or
(ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    A Board of four directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following four nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

                                                                                            BEGINNING
                                                                                         YEAR OF SERVICE
               NAME                 AGE                 POSITIONS/OFFICE                   AS DIRECTOR
               ----                 ---                 ----------------                   -----------
Sangwoo Ahn.......................  66    Chairman of the Board of Directors                  1993
Larry A. Liebenow.................  61    Director, President, and Chief Executive
                                          Officer                                             1989
Jerry I. Porras...................  66    Director                                            1997
Eriberto R. Scocimara.............  69    Director                                            1993

    All of the nominees are at present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or are withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute. The Board has determined each of Messrs. Ahn, Porras and Scocimara to be 'independent' as defined in Nasdaq's Marketplace Rules.

    Sangwoo Ahn. Mr. Ahn has served as a director of the Company since
March 12, 1993 and as Chairman of the Board since March 19, 1993. Mr. Ahn served as a general partner of Morgan Lewis Githens & Ahn, an investment banking firm, from April 1982 to December 2003. Mr. Ahn also serves as a director of Kaneb Services, L.L.P., Kaneb Pipeline Partners, L.P., Xanser Corp., and PAR Technology Corp.

    Larry A. Liebenow. Mr. Liebenow has served as President, Chief Executive Officer, and a director of the Company since September 1989. From July 1983 until September 1989, Mr. Liebenow was Chairman of the Board and President of Nortex International, Inc. ('Nortex International'). From

September 1971 to July 1983, Mr. Liebenow served as the Chief Operating Officer of Grupo Pliana, S.A., a Mexican yarn and upholstery fabric manufacturing concern.

    Jerry Ignacio Porras. Dr. Porras has served as a director of the Company since May 21, 1997. Dr. Porras is the Lane Professor of Organizational Behavior and Change, Emeritus at Stanford University's Graduate School of Business, where he has taught various courses on organizational behavior and change for the last thirty years. Since 1970, Dr. Porras has been the president of Jerry I. Porras Associates, Inc., a consulting firm which advises a wide variety of public and private organizations. Dr. Porras also serves on the boards of directors of State Farm Auto Insurance Company, State Farm Life Insurance Company, and State Farm General Insurance Company.

    Eriberto R. Scocimara. Mr. Scocimara has served as a director of the Company since December 14, 1993. Since April 1, 1994, Mr. Scocimara has been the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a private tax-exempt Delaware corporation established pursuant to Federal law for the purpose of promoting private enterprise in Hungary. Mr. Scocimara has been the President and Chief Executive Officer of Scocimara & Company, Inc., a financial consulting firm since 1984. Mr. Scocimara also serves as a director of Carlisle Companies Incorporated, Euronet Worldwide, Inc. and Roper Industries, Inc.

    During Fiscal 2004, the Board of Directors held seven meetings. Each continuing director nominated by the Board of Directors for re-election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member. All members of the Company's Board of Directors are expected to attend the annual meeting of stockholders, and each member except Messrs. Scocimara and Porras attended the last such meeting on May 21, 2004.

    Shareholders interested in sending communications to the Board may do so in writing to the Vice President, Secretary and General Counsel, Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721. The Vice President, Secretary and General Counsel will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of such correspondence that, in the opinion of the Vice President, Secretary and General Counsel, pertains to the functions of the Board or its committees or that may otherwise require the attention of the Board. Correspondence most properly handled by other departments, such as customer service or accounts payable, will be directed to those departments.

COMMITTEES

    The Board has established an Audit Committee, a Compensation and Stock Option Committee, and a Nominating and Corporate Governance Committee. The Compensation and Stock Option Committee, currently composed of Messrs. Ahn, Porras, and Scocimara, reviews general policy matters relating to compensation and benefits of employees generally, has responsibility for reviewing and approving compensation and benefits for all officers of the Company and administers the Company's stock option plans.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

    The Nominating and Corporate Governance Committee, currently composed of Messrs. Ahn, Porras and Scocimara, is responsible for identifying individuals qualified to serve as members of the Board. This Committee met three times during Fiscal 2004. The members of the Nominating and Corporate Governance Committee are 'independent,' as defined in Nasdaq's Marketplace Rules. The Nominating and Corporate Governance Committee acts pursuant to a written charter, a copy of which is annexed hereto as Appendix A.

    The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company's Vice President, Secretary and General Counsel in writing, and any such recommendation must include the candidate's full name and address; a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; as well as such additional supporting information and material the shareholder considers appropriate. All such recommendations must also include any additional information that may be required by the Company's By-Laws which were filed with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form S-1 on September 17, 1993 and which may be obtained by writing to the Company's Vice President, Secretary and General Counsel at our principal executive offices (941 Grinnell Street, Fall River, Massachusetts 02721). No director recommendations were received from 5% stockholders in connection with the Company's 2004 Annual Meeting of Stockholders.

    When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at the time given the current mix of director attributes. The Committee then evaluates the candidate against various general criteria, including:

       the highest ethical standards and integrity;

       a willingness to act on and be accountable for Board decisions;

       the ability to represent the interests of the Company's shareholders;

       the ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties;

       an ability to provide wise, informed and thoughtful counsel to senior management on a range of issues;

       a history of achievement that reflects superior standards for themselves and others;

       loyalty and commitment to driving the success of the Company;

       an ability to make tough decisions while working as a team player; and

       a background that provides a portfolio of experience and knowledge commensurate with the Company's needs.

AUDIT COMMITTEE REPORT

    The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

    The Audit Committee acts pursuant to a written charter, amended and restated as of March 3, 2003, and further amended and restated as of March 9, 2004, a copy of which is annexed hereto as Appendix B. In fulfilling its duties, the Audit Committee has: (a) reviewed and discussed the Company's audited financial statements for Fiscal 2004 with management; (b) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received certain written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors' independence; and (d) based upon the review and discussions referred to in clauses (a), (b), and (c), recommended to the Board that the Company's audited financial statements for Fiscal 2004 be included in the Company's Fiscal 2004 annual report on Form 10-K. The Audit Committee currently consists of Messrs. Ahn, Porras, and Scocimara, none of whom has any relationship to the Company that may interfere with the exercise of his independence from management or the Company. Mr. Scocimara has been determined by the Board to be an 'audit committee financial expert,' as that term is defined by the Securities and Exchange Commission. The Audit Committee members are 'independent' as defined in Nasdaq's Marketplace Rules. The Audit Committee met eight times during Fiscal 2004. Each member attended all meetings. In addition, during Fiscal 2004, the Audit

Committee met periodically in executive session with the Company's independent auditors, outside the presence of management.

                                          Audit Committee


                                          SANGWOO AHN
                                          JERRY I. PORRAS
                                          ERIBERTO R. SCOCIMARA

AUDITORS

    The Company's Audit Committee is responsible for the selection and replacement of the Company's independent accountants, as well as the pre-approval of all audit and non-audit services rendered by the independent accountants prior to the engagement of the independent accountants with respect to such services. PricewaterhouseCoopers LLP audited the Company's financial statements for Fiscal 2003 and Fiscal 2004, and the Company's Audit Committee has also selected PricewaterhouseCoopers LLP to audit the Company's Fiscal 2005 financial statements.

    Set forth below is certain information relating to the aggregate fees billed by the Company's auditors for professional services rendered during Fiscal 2003 and Fiscal 2004.

AUDIT FEES

    PricewaterhouseCoopers LLP billed the Company aggregate fees of $195,000 for professional services rendered in connection with (i) the audit of the annual financial statements of the Company for Fiscal 2003; (ii) the review of the financial statements included in the three Quarterly Reports on Form 10-Q filed with the SEC during Fiscal 2003; and (iii) SEC filings and accounting consultations arising as part of the audit for Fiscal 2003.

    PricewaterhouseCoopers LLP billed the Company aggregate fees of $298,500 for professional services rendered in connection with (i) the audit of the annual financial statements of the Company for Fiscal 2004; (ii) the review of the financial statements included in the three Quarterly Reports on Form 10-Q filed with the SEC during Fiscal 2004; and (iii) SEC filings and accounting consultations arising as part of the audit for Fiscal 2004. In addition, for Fiscal 2004, PricewaterhouseCoopers LLP billed the Company fees of $520,000 for professional services rendered in connection with the audit of internal controls over financial reporting as of January 2, 2005.

AUDIT-RELATED FEES

    For audit-related services rendered to the Company for Fiscal 2003, PricewaterhouseCoopers LLP billed the Company aggregate fees of $30,200 associated with services related to audits of employee benefit plans and professional assistance in connection with the Company's Annual Report on Form 10-K for Fiscal 2002. In addition, for Fiscal 2003, PricewaterhouseCoopers LLP billed the Company fees of $201,000 for professional services rendered in connection with performing a review of the Company's internal controls with respect to financial reporting.

    For audit-related services rendered to the Company for Fiscal 2004, PricewaterhouseCoopers LLP billed the Company aggregate fees of $19,500 associated with services related to audits of employee benefit plans.

TAX FEES

    For Fiscal 2003 and Fiscal 2004, PricewaterhouseCoopers LLP billed the Company aggregate fees of $413,800 and $415,000, respectively, for various tax services rendered to the Company, including tax planning, compliance and advisory services.

ALL OTHER FEES

    PricewaterhouseCoopers LLP did not render any services to the Company other than the services described above under Audit Fees, Audit-Related Fees and Tax Fees for Fiscal 2003 or Fiscal 2004.

    Representatives of the Company's independent auditors are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

DIRECTORS' REMUNERATION

    Prior to September 29, 2004, each of Messrs. Ahn, Porras, and Scocimara was paid a $35,000 annual retainer, as well as a $5,000 annual retainer for each Committee Chairmanship held, and a $1,500 fee for each Board and Committee meeting attended. Effective September 29, 2004, all fees payable to the Company's directors were reduced by 10%.

    All directors are reimbursed for all out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by the Company for services rendered during Fiscal 2002, 2003 and 2004 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers of the Company whose total cash compensation for 2004 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------
                                                ANNUAL COMPENSATION             SECURITIES
                                           ------------------------------       UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR   SALARY($)      BONUS($)       OPTIONS(#)    COMPENSATION($)
      ---------------------------          ----   ---------      --------       ----------    ---------------
Larry A. Liebenow ......................   2004    682,200         --             --              52,041(4)
  President and Chief Executive Officer    2003    673,200         --             90,000(1)       50,854(5)
                                           2002    660,000         --             90,000(2)       50,063(6)

M. Beatrice Spires .....................   2004    330,800         --             --              21,608(4)
  Vice President -- Design and             2003    326,400         --             30,000(1)       20,031(5)
  Merchandising                            2002    320,000         --             30,000(2)       21,786(6)

Mark Hellwig ...........................   2004    294,600         --             --              18,365(4)
  Vice President -- Supply Chain           2003    290,700         --             30,000(1)       17,842(5)
  Management                               2002    285,000         --             30,000(2)       17,500(6)

Duncan Whitehead .......................   2004    248,100         --             --              28,944(4)
  Vice President -- Research and           2003    244,800         --             30,000(1)       28,839(5)
  Development                              2002    240,000         --             30,000(2)       28,577(6)

Thomas Muzekari ........................   2004    234,600         --             --              14,707(4)
  Vice President -- Sales                  2003    231,540         --             30,000(1)       14,292(5)
                                           2002    227,000         --             30,000(2)       14,020(6)

---------

(1) Represents an option to purchase shares of Common stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 12, 2003, the date of grant.

(2) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 13, 2002, the date of grant.

(3) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on December 14, 2001, the date of grant.

(4) Includes the Company's payment of $41,604, $20,171, $17,965, $15,129 and
    $14,309 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires', Mr. Hellwig's, Mr. Whitehead's and Mr. Muzekari's accounts under the Company's 401(k) plan; the Company's payment of $10,037 and $13,415 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $1,037 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998, repayable in 60 equal monthly installments beginning January 1, 2001. This loan has now been repaid, in full.

(5) Includes the Company's payment of $40,392, $19,584, $17,442, $14,688 and
    $13,892 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari,
                                              (footnotes continued on next page)

(footnotes continued from previous page) respectively, under the Company's Retirement Plan; the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires', Mr. Hellwig's, Mr. Whitehead's and Mr. Muzekari's accounts under the Company's 401(k) plan; the Company's payment of $10,062 and $13,751 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $47 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998.

(6) Includes the Company's payment of $39,600, $19,200, $17,100, $14,400 and
    $13,620 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari, respectively, under the Company's Retirement Plan; the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires', Mr. Hellwig's, Mr. Whitehead's and Mr. Muzekari's accounts under the Company's 401(k) plan; the Company's payment of $10,063 and $13,777 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow and Whitehead, respectively; and $2,186 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998, repayable in 60 equal monthly installments beginning January 1, 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    No options or stock appreciation rights were granted by the Company during Fiscal 2004.

OPTION/SAR EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the fiscal year-end value of unexercised options held by the executives named in the Summary Compensation Table.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF       NUMBER OF        VALUE OF THE       VALUE OF THE
                                                            SECURITIES      SECURITIES       UNEXERCISED        UNEXERCISED
                                                            UNDERLYING      UNDERLYING       IN-THE-MONEY       IN-THE-MONEY
                                 SHARES                    OPTIONS/SARS    OPTIONS/SARS      OPTIONS/SARS       OPTIONS/SARS
                                ACQUIRED                   AT FY-END(#)    AT FY-END(#)    AT FY-END($)(1)    AT FY-END($)(1)
                                   ON           VALUE      ------------   --------------   ----------------   ----------------
            NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
-----------------------------  -----------   -----------   -----------    -------------      -----------       -------------
Larry A. Liebenow............     --            --           135,000(2)       --               --                 --
                                  --            --            60,000(5)       --                                  --
                                  --            --            48,000(6)       12,000(6)         10,260              2,565
                                  --            --            60,000(7)       15,000(7)         97,200             24,300
                                  --            --            54,000(8)       36,000(8)
                                  --            --            36,000(9)       54,000(9)
                                  --            --            18,000(10)      72,000(10)       --

M. Beatrice Spires...........     --            --            30,500(3)       --               126,451            --
                                  --            --            45,000(2)       --               --                 --
                                  --            --            20,000(5)       --                                  --
                                  --            --            16,000(6)        4,000(6)          3,420                855
                                  --            --            20,000(7)        5,000(7)         32,400              8,100
                                  --            --            18,000(8)       12,000(8)
                                  --            --            12,000(9)       18,000(9)
                                  --            --             6,000(10)      24,000(10)       --

Mark Hellwig.................     --            --            40,000(4)       --                54,800            --
                                  --            --            16,000(6)        4,000(6)          3,420                855
                                  --            --            20,000(7)        5,000(7)         32,400              8,100
                                  --            --            18,000(8)       12,000(8)
                                  --            --            12,000(9)       18,000(9)
                                  --            --             6,000(10)      24,000(10)       --

Duncan Whitehead.............     --            --            27,000(2)       --               --                 --
                                  --            --            20,000(5)       --                                  --
                                  --            --            12,000(6)        4,000(6)          2,565                855
                                  --            --            15,000(7)        5,000(7)         24,300              8,100
                                  --            --            18,000(8)       12,000(8)
                                  --            --            12,000(9)       18,000(9)
                                  --            --             6,000(10)      24,000(10)       --

Thomas Muzekari..............     --            --            22,500(3)       --                95,625            --
                                  --            --            22,500(2)       --               --                 --
                                  --            --            10,000(5)       --                                  --
                                  --            --            12,000(6)        4,000(6)          2,565                855
                                  --            --            15,000(7)        5,000(7)         24,300              8,100
                                  --            --            18,000(8)       12,000(8)
                                  --            --            12,000(9)       18,000(9)
                                  --            --             6,000(10)      24,000(10)       --

---------

 (1) Based on a closing sales price of $5.62 per share as quoted on the Nasdaq National Market on December 31, 2004, the last trading date in Fiscal 2004.

 (2) Represents options granted by the Company on May 21, 1997 to certain executive officers of the Company (the '1997 Stock Option Plan'). The exercise price of the shares covered by each option is $10.17 per share. The 1997 Stock Option Plan currently covers a total of 2,160,500 shares of Common Stock.

 (3) Represents options granted by the Company on April 13, 1993 to certain executive officers of the Company (the '1993 Stock Option Plan'). Such options were granted to Ms. Spires on March 18, 1996, and to Mr. Muzekari on March 4, 1996. The exercise price of the shares covered by each option is $2.75 per share as to 60% of the shares purchasable upon exercise of the option and $1.37 per share as to 40% of the shares purchasable upon exercise of the option. The 1993 Stock Option Plan currently covers a total of 53,000 shares of Common Stock.

 (4) Represents options granted by the Company on October 19, 1998 to Mr. Hellwig pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.25 per share.

 (5) Represents options granted by the Company on November 2, 1998 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.25 per share.

 (6) Represents options granted by the Company on May 18, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $5.40625 per share.

 (7) Represents options granted by the Company on December 14, 2000 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.00 per share.

 (8) Represents options granted by the Company on December 14, 2001 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $8.30 per share.

 (9) Represents options granted by the Company on December 13, 2002 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.04 per share.

(10) Represents options granted by the Company on December 12, 2003 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $9.12 per share. Pursuant to Proposal 2, 10,000 of the 90,000 options granted to Mr. Liebenow are subject to shareholder approval.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

    The Company is a party to an Amended and Restated Employment Agreement, dated March 17, 2004 (the 'Employment Agreement'), with Larry A. Liebenow pursuant to which Mr. Liebenow serves as President and Chief Executive Officer of the Company on a full-time basis for the period ending March 12, 2008, subject to an automatic three-year extension unless terminated by the Company upon one year's notice prior to March 12, 2008.

    Mr. Liebenow may terminate the Employment Agreement at any time upon six months' prior notice. The Employment Agreement provides for a base salary of $644,860 (effective October 4, 2004), subject to annual increases as may be determined by the Board, as well as certain benefits and reimbursement of expenses. The Employment Agreement provides for annual bonuses in such amounts as the Board shall determine.

    Pursuant to the Employment Agreement, Mr. Liebenow is entitled to receive certain payments following certain termination events including, but not limited to, a termination of his employment relationship with the Company occurring in connection with a change-in-control of the Company.

    If the Employment Agreement is terminated by the Company during 2005 as the result of a termination without cause, Mr. Liebenow would be entitled to receive $1,934,580 plus the continuation of certain benefits. If the Employment Agreement is terminated during 2005 as a result of a voluntary resignation, Mr. Liebenow would be entitled to receive $1,934,580 plus the continuation of certain benefits, provided he agreed not to engage in competition with the Company for a three year period following his termination date. If the Employment Agreement is terminated by the Company during 2005 as the result of a termination for cause, Mr. Liebenow would be entitled to receive the continuation of certain benefits, plus payment of accrued, but unpaid, salary and benefits as of his termination date.

    Payments and benefits payable to Mr. Liebenow as a result of a change-in-control would be grossed up to offset applicable Federal excise taxes. The Employment Agreement also provides for the continuation of his salary through March 12, 2008 in the event Mr. Liebenow dies or becomes disabled or incapacitated. In addition, the Employment Agreement prohibits Mr. Liebenow from disclosing or using any confidential information of the Company or competing with the Company during the period of his employment and for one year thereafter.

    Effective December 17, 1999, the Company entered into change-in-control agreements (the 'CIC Agreements') with each of its vice presidents. The CIC Agreements provide that in the event of the termination of employment of a vice president in connection with a change-in-control of the Company, as that term is defined in the CIC Agreements, then such vice president would be entitled to a lump sum payment equal to one and one-half times the base salary and any bonus payable for the year preceding the change-in-the-control, plus certain other benefits. If the employment relationships of Ms. Spires, Mr. Hellwig, Mr. Whitehead and Mr. Muzekari had terminated on January 3, 2005 as a result of a change-in-control, they would have received $468,983, $417,690, $351,743 and $332,685, respectively, under the CIC Agreements.

INCENTIVE COMPENSATION PLANS

    The Company's annual executive incentive compensation plans (the 'EIC Plans'), in which all the Company's Vice Presidents participate, are designed to encourage the executives to work effectively together as a team and to establish a clear relationship between the Company's financial performance and overall executive compensation levels. The Company's EIC Plans are designed to encourage teamwork while also providing recognition of individual contributions. Pursuant to the terms of the 2004 EIC Plan, the Company's President and each Vice President would have been entitled to receive a cash bonus equal to 20% of his/her base salary if the Company had achieved its 2004 financial objectives and the Company officer had met his/her individual goals and objectives, with 80% of the executive's bonus based upon achieving the Company's 2004 operating income and return on capital employed goals, and 20% based on his or her individual performance. Individual bonuses of up to 40% of base salary would have been payable in the event the Company exceeded its 2004 financial goals by 15% or more and the executive met all of his or her individual performance objectives. Similar plans were in place during 2002 and 2003.

    The formulas resulted in no bonuses paid with respect to EIC Plan years 2002, 2003 and 2004. No payments are permitted under the EIC Plan to participants who resigned or were terminated for cause during the applicable EIC Plan year. Pro rata distributions would have been made with respect to any participant who died, retired, or whose employment was terminated without cause during the applicable EIC Plan year.

    The Company has not adopted an EIC Plan for Fiscal 2005.

DEFERRED COMPENSATION PLAN

    On July 16, 1992, the Company established a Deferred Compensation Plan (the 'Retirement Plan'), for the benefit of all of the Company's executive officers. Pursuant to the provisions of the Retirement Plan, the Company has agreed to provide certain benefits to each plan participant based on the value of accumulated contributions made under the Retirement Plan on their behalf. Split-dollar variable life insurance contracts insuring the lives of each plan participant have been purchased to informally fund the Company's obligations under the Retirement Plan. The Company has established an irrevocable 'grantor' trust for the purpose of accumulating the amounts needed to pay benefits under the Retirement Plan and to hold the variable life insurance contracts. The Company has agreed to make annual contributions to the trust in an amount equal to 6% of the base salaries of all plan participants (or such higher amount as the Board of Directors may determine). The assets of the trust will be considered to be assets of the Company for purposes of satisfying the claims of the Company's general creditors.

    Among the benefits provided to each plan participant are a pre-retirement death benefit, a monthly retirement benefit payable over a 15-year period for a participant who terminates employment after attaining age 55 and completing at least five years of plan participation, and certain other amounts payable pursuant to the provisions of the Retirement Plan in the event a plan participant's employment with the Company is terminated as a result of a change-in-control, or the plan participant's employment with the Company is terminated prior to attaining age 55 and completing five years of plan participation. All balances due are immediately payable in the form of a single lump sum payment in the event of a change-in-control of the Company.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Company's executive compensation program is based on the philosophy that a performance-based program that encourages ownership in the Company and provides management with meaningful economic incentives to improve the Company's financial performance will ensure both an annual and a long-term perspective by the management team. With this in mind, the program objectives are:

      to provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility;

      to serve as a management tool in focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives; and

      to provide a long-term incentive for the executive to continue providing service to the Company by linking the success and prosperity of the individual to the success and prosperity of the Company.

    The Compensation and Stock Option Committee achieves these objectives through periodic performance reviews and related adjustments to the base salaries of the Company's executives, through cash bonuses awarded pursuant to the Company's EIC Plans, and through the Retirement Plan and equity-based long term incentive plans.

    Generally, when new executives are recruited by the Company, salary offers are based upon a review of the current salaries of the candidates, an assessment of their relative qualifications and a judgment of what salary would be required to hire a selected candidate. Thereafter, annual increases in each executive's salary are based upon the Company's overall performance, as well as upon an evaluation of the executive's individual performance. The performance measures used for performance evaluation purposes include both subjective measures, such as the attainment of agreed-upon departmental or corporate objectives, and various quantitative measures, such as the attainment of sales, productivity, or expense goals.

    In addition, while the performance measures used to evaluate each executive's performance vary from executive to executive, depending upon the executive's specific corporate responsibilities, they are, in every case, a function of the Company's strategy, business plan, and operating objectives for the year. For example, the performance criteria used to measure the performance of the Company's vice president of sales include, but are not limited to, sales and order rates in relationship to the Company's operating objectives for the period, expansion of the Company's international business pursuant to the Company's export strategy, market reaction to the introduction of new Company products, and maintaining department staffing levels at or below the Company's employment level objectives.

    The annual salary increases awarded to the Company's executives are generally higher, on a percentage basis, in years when the Company's overall performance has been good, and lower in those years when the Company's overall performance has not been as good. In addition, the Compensation Committee takes various external factors into consideration when reviewing the annual increases to be awarded to the Company's executives. These external factors include an evaluation of general economic conditions, the rate of inflation, and market demand for executives with skills comparable to those of the Company's senior managers. Effective October 4, 2004, each of the Company's executives agreed to a 7% reduction in his or her annual base salary.

    The Company's annual EIC Plans are designed to encourage the Company's executives to work effectively together as a team to maximize the Company's profitability. No bonus payments were made to any corporate officers with respect to the Company's Fiscal 2002, 2003 or 2004 operations.

    The Retirement Plan provides a benefit which vests over five years and is based on accumulated contributions to the Plan over the executive's entire period of service. The level of contributions for any year is determined by a formula based on the executive's base salary for that year. This Plan is intended to provide each executive with an incentive to remain with the Company and to perform in a manner which will result in continuing salary increases.

    The Company's equity-based long term incentive plans offer the Company's executives an incentive to perform in a manner which will result in an increasing price for the Company's stock, since the value of the awards granted pursuant to these plans is directly related to the value of the Company's common stock. In determining the persons who are to receive options or other equity-based incentive awards, the Compensation and Stock Option Committee considers the person's position, responsibilities, years of service, and accomplishments, as well as the individual's present and future value to the Company, the anticipated length of his future service, and other relevant factors. Options were granted to the Company's executives under the 1993 Stock Option Plan and the 1997 Stock Option Plan to provide each with a direct stake in the success of the Company and to support the Company's efforts to attract and retain qualified employees. Options vest over a period of five years and, therefore, provide each executive with an incentive to remain with the Company. No options were granted to the Company's executives during Fiscal 2004.

    Pursuant to the terms of the Employment Agreement, the Company's Compensation and Stock Option Committee reviews Mr. Liebenow's salary annually and concurrently determines what cash bonus, if any, should be paid to him with respect to the Company's performance during the fiscal year immediately preceding the review date. These reviews take place shortly after the Company's audited financial statements for the prior fiscal year become available and the salary increases and bonuses awarded to Mr. Liebenow are based on the Compensation and Stock Option Committee's evaluation of the Company's operating and financial performance under Mr. Liebenow's leadership during the review period, as measured by revenues and net income for the review period compared to
(i) the business
plan for the review period and, (ii) revenues and net income for the period immediately prior to the review period. No bonus payments were made to Mr. Liebenow with respect to the Company's Fiscal 2002, 2003 or 2004 operations and Mr. Liebenow's annual base salary was reduced by 7%, effective October 4, 2004.

                                         Compensation and Stock Option Committee


                                         SANGWOO AHN
                                         JERRY I. PORRAS
                                         ERIBERTO R. SCOCIMARA

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee consists of Messrs. Ahn, Porras and Scocimara. The Committee met twice during Fiscal 2004. Mr. Liebenow, who is President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions relating to his own salary, benefits and incentive compensation.

PERFORMANCE GRAPH

    The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG QUAKER FABRIC CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                              [PERFORMANCE GRAPH]

       COMPANY/INDEX/MARKET         12/31/1999   12/29/2000   12/28/2001   1/03/2003    1/02/2004     1/01/05
       --------------------         ----------   ----------   ----------   ---------    ---------     -------
Quaker Fabric.....................   $100.00        94.12       201.18       163.53       221.18       135.81
Textile Manufacturing.............    100.00        87.97       109.25       106.13       134.14       166.66
NASDAQ Market Index...............    100.00        62.85        50.10        34.95        52.55        56.97

    The above graph compares the cumulative total stockholder return for the Company's Common Stock for the period beginning December 31, 1999 and ending January 1, 2005 with the comparable returns of two indexes and a peer issuer. The first index is the NASDAQ Market Index (NMS Industrials) and the second is a group consisting of the thirty-three textile manufacturing companies that currently compose the Media General Financial Services Textile Manufacturing Industry Group. Additional information concerning this group, including a listing of the companies included, is available at www.mgfs.com.

    For purposes of this comparison, the cumulative total stockholder return of each issuer within the Media General Textile Manufacturing Group has been weighted according to the respective issuer's stock market capitalization at the beginning of the period (December 31, 1999). This comparison assumes $100 invested on December 31, 1999 in the Company's Common Stock and $100 invested in each of the indexes. This comparison also assumes that all dividends have been reinvested.

CODE OF ETHICS

    The Company has a Code of Business Conduct which is applicable to all employees and non-employee directors of the Company, including the Chief Executive Officer, Chief Financial Officer and the Corporate Controller. The Code of Business Conduct is available on the Company's website, www.quakerfabric.com.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    In 1998, the Company made a $75,000 loan to Ms. Spires in connection with her purchase of a home. Under the terms of the promissory note evidencing the loan, Ms. Spires was obligated to repay the full principal amount in sixty equal monthly installments, which commenced on January 1, 2001. Interest was imputed on the loan at the applicable short-term federal rate. This loan has now been repaid in full.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

                           ANNUAL REPORT ON FORM 10-K

    The Company's Annual Report on Form 10-K for the fiscal year ended
January 1, 2005 has been filed with the Securities and Exchange Commission and is available on the Company's website, www.quakerfabric.com. It is also being furnished concurrently with this Proxy Statement to stockholders of record on the record date for the Annual Meeting.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Any stockholder of the Company who desires to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit the proposal to the Company at its principal executive offices on or before December 27, 2005. A stockholder proposal or a nomination for director that is received after this date will not be included in our proxy statement and proxy but will otherwise be considered at the 2006 Annual Meeting so long as it is submitted to the Company not later than April 6, 2006. We advise you to review our Bylaws with respect to the requirements for matters to be properly brought before the 2006 Annual Meeting. Our Bylaws were filed with the Securities and Exchange Commission as an exhibit to our Registration Statement on Form S-1 filed on September 17, 1993, and may be obtained by writing to the Company's Vice President, Secretary and General Counsel at our principal executive office (941 Grinnell Street, Fall River, Massachusetts 02721).

                                          By Order of the Board of Directors

                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

April 26, 2005

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                                   APPENDIX A

                           QUAKER FABRIC CORPORATION
             NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
                                 MARCH 9, 2004

    The nominating and corporate governance committee of the board of directors of Quaker Fabric Corporation shall consist of a minimum of three directors. These should include the chairs of the audit and compensation committees. Members of the committee shall be appointed and may be removed by the board of directors. All members of the committee shall be independent directors.

    The purpose of the committee shall be to assist the board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the company's corporate governance guidelines.

    In furtherance of this purpose, the committee shall have the following authority and responsibilities:


         1. To lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareowner approval at the annual meeting. The committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareowners.

         2. To review the board of directors' committee structure and to recommend to the board for its approval directors to serve as members of each committee. The committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

         3. To develop and recommend to the board of directors for its approval a set of corporate governance guidelines. The committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

         4. To develop and recommend to the board of directors for its approval an annual self-evaluation process of the board and its committees. The committee shall oversee the annual self-evaluations.

    The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

    The committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

    The committee shall report its actions and recommendations to the board after each committee meeting and shall conduct and present to the board an annual performance evaluation of the committee. The committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

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                                   APPENDIX B

                         QUAKER FABRIC CORPORATION

                           AUDIT COMMITTEE CHARTER
                    AMENDED AND RESTATED AS OF MARCH 9, 2004

    The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the quality and integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements that may have a material effect on the financial statements of the Company, and (3) the independence and performance of the Company's independent auditors.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct the audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles ('GAAP'). This is the responsibility of management and the Company's independent auditors.

    The Audit Committee shall be comprised of three or more directors, each of whom, in the determination of the Board, must (a) be 'independent' as that term is defined in the Marketplace Rules of The NASDAQ Stock Market, Inc. ('NASDAQ') or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ, (b) meet the criteria for independence set forth in the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), (c) not have participated in the preparation of financial statements of the Company or any of its current subsidiaries at any time during the past three years, and (d) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, the Audit Committee shall at all times include (i) at least one member who is an 'audit committee financial expert' as that term is defined by the Securities and Exchange Commission (the 'SEC') and (ii) at least one member (who may be the same person as the member described in clause (i)) who has past employment experience in finance or accounting, requisite professional certifications in accounting or any other comparable experience or background which results in his or her financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee shall be appointed and replaced by the Board.

    The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. When deemed to be appropriate by the Audit Committee or the Company's independent auditors, the Audit Committee shall also meet separately with the independent auditors to discuss any matters that the Audit Committee or the independent auditors believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall make regular reports to the Board.

    In meeting its responsibilities, the Audit Committee shall:

         1. Provide an open avenue of communication between the Board and the Company's independent auditors, which firm shall report directly to the Audit Committee and be ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

         2. Review the Audit Committee's charter annually, report the results of its review to the Board, and recommend any proposed changes to the Board for its approval.

         3. Select and appoint the independent auditors, approve all engagement fees and terms, determine the funding, evaluate the performance of the independent auditors and review and approve the discharge of the independent auditors.


                                      B-1



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         4.  Confirm and assure the independence of the independent auditors. At least annually, the Audit Committee shall obtain, review and discuss with the independent auditors a report from the independent auditors relating to the auditors' independence.

         5. Approve, in advance, the provision by the auditor of all audit services and permissible non-audit services (subject to any de minimus exception provided in the Exchange Act).

         6. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

         7. Consider, in consultation with management and the independent auditors, the scope and plan of the independent auditors with respect to each annual audit of the Company's financial statements and, at the conclusion thereof, review, with management and the independent auditors, (i) the resulting annual audited financial statements, (ii) any audit difficulties and management's responses, (iii) any difficulties the auditor encountered, restrictions on the audit scope or activities, significant disagreements with management and, where applicable, accounting adjustments not accepted, communications with the auditor's national office and any 'management' letters issued.

         8. Review and discuss with management and the independent auditors the Company's Forms 10-Q and 10-K, including the financial statements and the Company's disclosures under 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' contained therein. Specifically, the Audit Committee shall review, with management and the independent auditors, (i) the major accounting principles and presentations, including changes in principles,
             (ii) management analysis regarding significant financial reporting issues and judgments, including alternative GAAP methods, and (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures.

         9. The Audit Committee shall review and discuss with management, the independent auditor, and the Company's internal auditors any report or attestation required to be made by the independent auditors under applicable federal securities laws and the rules and regulations of the SEC regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;
             (iii) other material written communications between the independent auditors and management, such as any management representation letter, schedule of unadjusted differences; requests or observations and recommendations or internal controls, engagement letters and independence letters.

        10. Resolve any disagreement between management and the independent auditors with respect to financial reporting.

        11. Establish, review and update periodically a code of ethical conduct for the Company and its employees and ensure that management has established a system to communicate the code.

        12. Review with the Company's counsel legal compliance matters, including corporate securities trading policies. Also, review any legal, regulatory or NASDAQ requirements that could have a significant impact on the Company's financial statements or otherwise require disclosure.

        13. Annually review the Company's general insurance and risk management programs to ensure that appropriate coverage is available and exposures understood.

        14. Discuss with management and the independent auditors, as appropriate, earnings press releases, as well as the Company's policies with respect to communications with analysts, rating agencies and shareholders.

        15. Establish policies to govern the hiring of employees or former employees of the Company's independent auditors.

                                      B-2



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        16.  Review with management and the independent auditors the adequacy of the Company's internal system of audit, financial and disclosure controls, as well as any steps taken regarding deficiencies.

        17. Review and obtain at least annually a formal written report from the independent auditors delineating (i) the auditing firm's internal quality-control procedures, and (ii) any material issues raised within the preceding five (5) years by the auditing firm's internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm.

        18. Establish procedures for the receipt, retention and treatment of complaints about accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission of employee concerns about questionable accounting or auditing practices.

        19.  Review and approve all related-party transactions.

        20. The Audit Committee shall annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the SEC, as they may be amended from time to time.

        21. Perform such other functions as may be assigned by law, the Company's by-laws or the Board.

    The Audit Committee shall have full authority to engage its own auditors, lawyers and other advisors as it may deem necessary and appropriate in meeting its responsibilities. The Audit Committee shall have sole authority to approve all related retention terms and fees, and the Company shall pay all such fees approved by the Audit Committee.

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1234-PS-04



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                                   Appendix 1


                                   DETACH HERE                            ZQFC52



                                      PROXY

                            QUAKER FABRIC CORPORATION

                    Proxy Solicited by the Board of Directors
                       for Annual Meeting of Stockholders
                                  May 26, 2005


         The undersigned stockholder of QUAKER FABRIC CORPORATION (the "Company") hereby appoints Larry A. Liebenow and Cynthia L. Gordan, and either of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of Quaker Fabric Corporation, 1082 Davol Street, Fall River, MA 02720 on May 26, 2005 at 11:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as follows on the reverse side.


-------------                                                      -------------
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                                SIDE
-------------                                                      -------------

 QUAKER FABRIC CORPORATION

 C/O EQUISERVE TRUST COMPANY, N.A.
 P.O. BOX 8694
 EDISON, NJ 08818-8694










                               DETACH HERE                                ZQFC51



                                      _                            |
     Please mark                     |                             |     #QFC
[X]  votes as in                                                   |_____
     this example.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

  1.  ELECTION OF DIRECTORS:                                             2. In their discretion, the holders of this
      Nominees:  (01) Sangwoo Ahn,      (02) Larry A. Liebenow,             proxy are authorized to vote upon such
                 (03) Jerry I. Porras,  (04) Eriberto R. Scocimara.         other matters as may properly come before
                  FOR                        WITHHELD                       the meeting.
                  ALL     [ ]            [ ] FROM ALL
                NOMINEES                     NOMINEES


           [ ]______________________________________
              For all nominees except as noted above



                                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]



                                                                         Please date and sign exactly as your name(s) appear(s)
                                                                         hereon. If shares are held jointly, each joint owner
                                                                         must sign. Executors, administrators, trustees, etc.,
                                                                         should so indicate when signing and when more than one
                                                                         executor, etc. is named, a majority must sign. If
                                                                         signing for a corporation, please sign full corporate
                                                                         name by duly authorized officer.



Signature:                         Date:                  Signature:                             Date:
          -----------------------       ------------                 -----------------------          --------